SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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      (as permitted by Rule 14a-6(e)(2)
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|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        THE ZWEIG TOTAL RETURN FUND, INC
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                                   DRAFT 2/16/01

                        The Zweig Total Return Fund, Inc.

                   900 Third Avenue, New York, New York 10022

                                                                   March 1, 2001

DEAR SHAREHOLDER:

      You are cordially invited to attend the Annual Meeting of Shareholders of The Zweig Total Return Fund, Inc. (the "Fund") to be held on Tuesday, May 8, 2001, at 1:30 P.M. at The St. Regis Hotel, located at 2 East 55th Street (between Fifth and Madison Avenues), New York, New York.

      The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement present proposals to be considered at the Annual Meeting.

      The Board of Directors recommends that you vote FOR the election to the Board of the three current Directors who are standing for re-election (Proposal
1), and vote AGAINST the proposal pursuant to the Fund's Articles of Incorporation to convert the Fund to an open-end fund and to adopt an amendment and restatement of the Articles of Incorporation to effectuate the proposal (Proposal 2).

      This meeting will also give you an opportunity to hear a report on the Fund and to discuss other matters of interest to you as a shareholder.

      We hope that you will be able to attend the meeting. Whether or not you plan to attend, please complete, date, sign and mail the enclosed proxy card to assure that your shares are represented at the meeting.

                                                      MARTIN E. ZWEIG,
                                                   Chairman of the Board
                                                       and President

                        The Zweig Total Return Fund, Inc.

                   900 Third Avenue, New York, New York 10022

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   May 8, 2001

TO THE SHAREHOLDERS:

      The Annual Meeting of Shareholders (the "Meeting") of The Zweig Total Return Fund, Inc., a Maryland corporation (the "Fund"), will be held Tuesday, May 8, 2001, at 1:30 P.M. at The St. Regis Hotel, located at 2 East 55th Street (between Fifth and Madison Avenues), New York, New York for the following purposes, all of which are more fully described in the accompanying Proxy
Statement:

      1.    ELECT DIRECTORS:

            To elect two Directors to serve until the Annual Meeting of Shareholders in 2004, and to elect one Director to serve until the Annual Meeting of Shareholders in 2002;

      2.    CONVERSION TO OPEN-END INVESTMENT COMPANY:

            To vote on a proposal pursuant to the Fund's Articles of Incorporation to convert the Fund to an open-end investment company and to adopt an amendment and restatement of the Articles of Incorporation to effectuate the proposal; and

      3.    OTHER BUSINESS:

            To transact such other business as may properly come before the Meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on February 14, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.

                              By Order of the Board of Directors of
                                The Zweig Total Return Fund, Inc.
                                         MARTIN E. ZWEIG,
                                      Chairman of the Board

New York, New York
March 1, 2001

--------------------------------------------------------------------------------
                                   IMPORTANT:

You are invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, you are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided, which is addressed for your convenience and requires no postage if mailed in the United States. Your prompt return of the enclosed proxy card may save the Fund the necessity and expense of further solicitations to assure a quorum at the Meeting. A Proxy will not be required for admission to the Meeting.
--------------------------------------------------------------------------------

                        The Zweig Total Return Fund, Inc.

                   900 Third Avenue, New York, New York 10022

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 8, 2001

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Zweig Total Return Fund, Inc., a Maryland corporation (the "Fund"), for use at the Annual Meeting of Shareholders to be held at The St. Regis Hotel, located at 2 East 55th Street, New York, New York on Monday, May 8, 2001, at 1:30 P.M., and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting dated March 1, 2001.

      If the accompanying form of proxy is properly executed and returned in time to be voted at the Meeting, the shares will be voted in accordance with the instructions marked by the shareholder. Executed proxies that are unmarked will be voted (1) "for" the election of the three nominees of the Board of Directors as Directors of the Fund, and (2) "against" the proposal submitted for consideration pursuant to the Fund's Articles of Incorporation to convert the Fund to an open-end investment company and to adopt amendments to the Articles of Incorporation necessary or desirable to effectuate the proposal. A shareholder can revoke the proxy prior to its use by appearing at the Meeting and voting in person, by giving written notice of such revocation to the Secretary of the Fund, or by returning a subsequently dated proxy.

      The election of Directors (Proposal 1) requires a plurality of the votes cast at the Meeting. The adoption of the proposal to convert the Fund to an open-end investment company (Proposal 2) requires the affirmative vote of a majority of the outstanding shares of the Fund entitled to vote on such proposal. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares will constitute a quorum. Shares represented by proxy or in person at the Meeting, including shares represented by proxies that reflect abstentions and broker non-votes (hereinafter defined), will be counted as present in the determination of a quorum. With respect to Proposal 1, an abstention does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter, and "broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions. With respect to Proposal 2, the adoption of which requires the affirmative vote of a majority of the Fund's outstanding shares, an abstention or broker non-vote will have the effect of a vote "against" the matter.

      The Board of Directors of the Fund has fixed the close of business on February 14, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of the record date, 89,732,966 shares of the Fund's common stock were outstanding. To the best of the Fund's knowledge, no person beneficially owns more than five percent of the outstanding shares of the Fund's common stock.

      The Annual Report of the Fund for the year ended December 31, 2000, including financial statements, has been mailed to shareholders of record at the close of business on that date, and to persons who became shareholders of record between that time and the close of business on February 14, 2001.

      The Fund will furnish, without charge, another copy of the Fund's December 31, 2000 Annual Report to any shareholder who requests it by contacting the Fund's Administrator, Phoenix Equity Planning Corp., 56 Prospect Street, P.O. Box 150480, Hartford, Connecticut 06115-0480, Attention: Shareholder Services; Toll-free telephone number 1-800-272-2700.

      This Proxy Statement and the accompanying form of proxy will be first sent to shareholders on or about March 1, 2001.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      The members of the Board of Directors of the Fund are divided into three classes with the term of office of one class expiring each year. At the forthcoming Annual Meeting, two Directors will be elected to serve a three-year term (until the third succeeding Annual Meeting in 2004), and one Director will be elected to serve a one-year term (until the first succeeding Annual Meeting in 2002). Unless authority to vote for the election of Directors is withheld, the enclosed proxy will be voted for the election of the nominees named below. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director, as the holders of the proxies may, in their discretion, determine.

      The Fund's Board of Directors has appointed a Nominating Committee which makes annual recommendations as to the individuals to be nominated by the Fund's Board of Directors for election as Directors at the forthcoming Annual Meeting and selects candidates for election by the Board of Directors to fill any vacancies in the Board of Directors, including those resulting from an increase in the number of Directors. The Fund's Nominating Committee consists of at least two Directors who are not "interested persons" (as defined in the Investment Company of 1940, as amended (the "1940 Act")) of the Fund or its investment adviser.

      Based on the recommendations made by the Fund's Nominating Committee at its meeting held in February 2001, the Board of Directors of the Fund has nominated Alden C. Olson and Martin E. Zweig, who are presently Directors of the Fund, for re-election to the Board of the Fund, to each serve until the third succeeding Annual Meeting in 2004, and Wendy Luscombe, whom the Board of Directors elected as a Director of the Fund at its meeting held in February 2001, to serve until the first succeeding Annual Meeting in 2002.

      Background information with respect to the current Directors appears below.

Name, Address and Age(1)                  Business Experience                                             Shares
------------------------                  During the Past Five Years                                      of Fund
                                          --------------------------                                      Owned(2)
                                                                                                          --------
Martin E. Zweig* ....................     Chairman of the Board and President of the Fund since             97,087(3)
  900 Third Avenue                              1988; President of Zweig Consulting LLC (the
  New York, New York 10022                      "Sub-Adviser") and Phoenix-Zweig Trust; Chairman
  58                                            of the Board and President of The Zweig Fund, Inc.
                                                since 1986; Managing Director of Zweig-DiMenna
                                                Associates LLC; President of Zweig-DiMenna
                                                International Managers, Inc., Zweig-DiMenna
                                                Associates, Inc. and Gotham Advisors, Inc.;
                                                Shareholder, Watermark Securities, Inc.; formerly
                                                President and Director of Zweig Total Return
                                                Advisors, Inc. and of Zweig Advisors Inc.;
                                                formerly Chairman of Zweig/Glaser Advisers and
                                                Euclid Advisors LLC; Member of the Undergraduate
                                                Executive Board of The Wharton School, University
                                                of Pennsylvania; Trustee of the Manhattan
                                                Institute.
Charles H. Brunie ...................     Director of the Fund since 1988; Director of The Zweig            68,422
  21 Elm Rock Road                              Fund, Inc. since 1998; Chairman Emeritus, Board of
  Bronxville, NY 10708                          Trustees of the Manhattan Institute; Chartered
  70                                            Financial Analyst; and formerly Chairman Emeritus
                                                of Oppenheimer Capital.

Elliot S. Jaffe .....................     Director of the Fund since 1988; Director of The Zweig             1,000
  30 Dunnigan Drive                            Fund, Inc. since 1988; Chairman and Chief
  Suffern, NY 10901                            Executive Officer of The Dress Barn, Inc.;
  74                                           Director of National Retail Federation; Director
                                               of Shearson Appreciation Fund; Director of
                                               Shearson Managed Governments, Inc.; Director of
                                               Shearson Income Trust; Director of Shearson Lehman
                                               Small Capitalization Fund; Director of Stamford
                                               Hospital Foundation; Member of the Board of
                                               Overseers of The School of Arts and Sciences,
                                               University of Pennsylvania; Trustee Teachers
                                               College, Columbia University.
Wendy Luscombe ......................     Director of the Fund since 2001; Director of The Zweig            [to be
  480 Churchtown Road                           Fund, Inc. since 2001; Principal of WLK                  supplied]
  Craryville, NY 12521                          Associates, Inc. since 1994; Fellow of the Royal
  49                                            Institution of Chartered Surveyors; Member of the
                                                Chartered Institute of Arbitrators; Director of
                                                Amadeus Vision Capital, plc; Director of Endeavour
                                                Real Estate Securities, Ltd.; Director of PXRE
                                                Corp.; Chairman of Investment Committee of PXRE
                                                Corp.
Alden C. Olson ......................     Director of the Fund since 1996; Director of The Zweig             2,000
  2711 Ramparte Path                            Fund, Inc. since 1996; Chartered Financial
  Holt, Michigan 48842                          Analyst; formerly Director of First National Bank
  72                                            of Michigan; formerly Professor of Financial
                                                Management, Investments at Michigan State
                                                University.

James B. Rogers, Jr .................     Director of the Fund since 1988; Director of The Zweig             1,563
  352 Riverside Drive                           Fund, Inc. since 1986; Private Investor; Chairman
  New York, NY 10025                            of Beeland Interests; Regular Commentator on CNBC;
  58                                            Author of "Investment Biker: On the Road with Jim
                                                Rogers"; Director of Emerging Markets Brewery
                                                Fund; Director of Levco Series Trust; Sometimes
                                                Visiting Professor at Columbia University;
                                                Columnist for WORTH Magazine.

----------
      * Director considered to be an "Interested Person," as that term is defined in the 1940 Act. Dr. Zweig is considered an interested person of the Fund because, among other things, he is an officer of the Fund.

      (1) The terms of the Directors who are not nominees at the current Annual Meeting are: Mr. Jaffe who will continue in office until the annual meeting in 2002 and Mr. Brunie and Mr. Rogers who will continue in office until the annual meeting in 2003.

      (2) The information as to beneficial ownership is based on statements furnished to the Fund by the Directors and reflects ownership as of January 1, 2001, except for Ms. Luscombe's ownership, which is as of March 1, 2001. Except as otherwise indicated, each person has sole voting and investment power with respect to the shares listed as owned by him or her. Fractional shares are rounded off to the nearest whole share. The Directors and officers of the Fund, as a group, beneficially own less than 1% of the outstanding shares of the Fund.

      (3) Includes 1,009 shares owned by Dr. Zweig's individual retirement account, as to which he has sole voting and investment power.

Compensation of Directors and Officers

      During the year ended December 31, 2000, the Fund paid Directors' fees, aggregating $76,000 to its current Directors who are not interested persons of the Fund or its investment adviser. The Fund pays each Director who is not an interested person of the Fund or its investment adviser an annual fee of $10,000 and a fee of $1,500 for attendance at each meeting of the Board of Directors or a committee of the Board. The Fund also reimburses its Directors for their actual out-of-pocket expenses relating to attendance at such meetings.

      Set forth below is the compensation paid by the Fund and The Zweig Fund, Inc. to current Directors for the year ended December 31, 2000. The Fund does not pay any pension or retirement benefits to its Directors.

                                           Aggregate         Total Compensation
           Directors                      Compensation     From the Fund and The
           ---------                     From the Fund        Zweig Fund, Inc.
                                         -------------        ----------------
Charles H. Brunie ................          $17,500               $33,500

Elliot S. Jaffe ..................          $19,000               $36,500

Alden C. Olson ...................          $20,500               $39,500

James B. Rogers, Jr. .............          $19,000               $36,500

      Jeffrey Lazar, Executive Vice President and Treasurer of the Fund, and Christopher Capano, Vice President and Assistant Treasurer of the Fund, are the only executive officers of the Fund not disclosed in the above listing of Directors. Mr. Lazar has been an officer of the Fund since its inception in 1988. Mr. Lazar is 41 years old and was, on January 1, 2001, the beneficial owner of 3,510 shares of the common stock of the Fund, of which 549 shares are owned through his individual retirement account. Mr. Lazar is Vice President of Phoenix/Zweig Advisers LLC, the Fund's investment adviser (the "Adviser"). Mr. Capano has worked for the Adviser since 1994 and has been an officer of the Fund since 1996. Mr. Capano is 33 years old and was, on January 1, 2001, the beneficial owner of 249 shares of the common stock of the Fund.

Committees and Board of Directors' Meetings

      The Fund's Board of Directors has a standing Audit Committee. The Audit Committee's primary functions include recommending the Fund's independent auditors for selection by the Board and reviewing the scope of the annual audit conducted by such auditors. At a meeting held in February 2001, the Audit Committee reviewed and discussed the Fund's audited financial statements for the year ending December 31, 2000 with the Fund's management, and discussed with the Fund's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent auditors the independent auditors' independence. Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report to shareholders required by Section 30(e) of the 1940 Act and Rule 30d-1 under the 1940 Act for the last fiscal year for filing with the Securities and Exchange Commission. The members of the Audit Committee, Messrs. Jaffe and Olson and Ms. Luscombe, are "independent" within the meaning of the 1940 Act and the New York Stock Exchange corporate governance standards for audit committees.

      The Fund's Board of Directors has adopted a written charter for the Audit Committee. A copy of this charter is included as Exhibit A to this Proxy Statement.

      Messrs. Brunie, Rogers and Olson, each of whom is not an interested person of the Fund, are members of the Nominating Committee of the Board of Directors of the Fund. The Fund's Nominating Committee considers candidates for election to fill vacancies on the Board of Directors, and will consider recommendations from shareholders for possible nominees. Such recommendations should be accompanied by a biography of the recommended candidate and should be submitted to the Secretary of the Fund. The Fund has no standing compensation committee.

      The Board of Directors of the Fund held five meetings during the year ended December 31, 2000, and also held one meeting in February 2001. The Fund's Nominating Committee held one meeting during the year ended December 31, 2000 and met in advance of the February 2001 Board meeting, at which time the Nominating Committee recommended the nominees for re-election to the Board. The Fund's Audit Committee held two meetings during the year ended December 31, 2000 and one meeting in February 2001. Each of the nominees (except Ms. Luscombe whom the Board elected as a Director at its meeting in February 2001) and each of the Directors whose terms will continue after the forthcoming annual meeting attended at least 75% of the total number of Board meetings and his respective committee meetings held during the 2000 year.

      The Board of Directors of the Fund recommends that shareholders vote FOR the re-election of the nominees.

                                   PROPOSAL 2
                         PROPOSAL PURSUANT TO THE FUND'S
          ARTICLES OF INCORPORATION TO CONVERT THE FUND FROM A CLOSED-
            END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY
            AND TO ADOPT AN AMENDMENT AND RESTATEMENT OF THE ARTICLES
             OF INCORPORATION TO EFFECTUATE THE CONVERSION PROPOSAL

I. Background of the Proposal

      The Fund has operated as a closed-end management investment company since it began operations in September 1988. As a closed-end fund, the Fund's shares are bought and sold in the securities markets at prevailing prices, which may be equal to, less than, or greater than its net asset value. The Fund's Articles of Incorporation provide that, if during any fiscal quarter beginning on or after January 1, 1990, the Fund's shares trade, on the principal securities exchange on which they are traded, at an average discount from net asset value of 10% or more (determined on the basis of the discount as of the end of the last trading day in each week during such quarter), the Fund generally is required to submit to shareholders within 60 days after the end of such quarter, a proposal to convert the Fund to an open-end investment company (the "Conversion Proposal") and amendments to the Fund's Articles of Incorporation required to effectuate the Conversion Proposal. Approval of the Conversion Proposal would require the affirmative vote of a majority of the outstanding shares of the Fund entitled to vote on the proposal. During the fiscal quarter ended December 31, 2000, the Fund's shares traded at an average discount from net asset value of 10.3%, determined in accordance with the provisions of the Fund's Articles of Incorporation. Accordingly, the Fund is required to submit the Conversion Proposal and amendments to the Fund's Articles of Incorporation to effectuate such proposal for shareholders' consideration.

      For the reasons discussed below, the Board of Directors unanimously recommends that shareholders vote AGAINST the Conversion Proposal and adoption of the amendment and restatement of the Articles of Incorporation to effectuate the Conversion Proposal.

      At a meeting held on February 15, 2001, the Fund's Board of Directors considered whether or not to recommend to shareholders that the Conversion Proposal be approved. At the meeting, the Board reviewed information respecting the potential advantages and disadvantages of operating as an open-end fund, the Fund's performance to date as a closed-end fund, the historical relationship between the market price of its shares and their net asset value, and the possible effects of conversion on the Fund.

      The Board believes that conversion to an open-end investment company could expose the Fund to the risk of a possible loss of economies of scale and an increase in the Fund's expenses as a percentage of net asset value if there is a substantial reduction in its size, as described in "Potential Open-End Fund Disadvantages and/or Closed-End Fund Advantages" below. The Board believes that conversion also presents the possibility that the functioning of the Fund's portfolio management and its investment performance, as described under "Impact on Portfolio Management" below, could be adversely affected.

      The Board took into account the fact that conversion would eliminate the possibility of the Fund's shares ever trading at a discount to net asset value and the likelihood that, if the Fund were open-ended, shareholders could realize a short-term gain. The Board also took note, however, that during at least forty consecutive quarters until the quarter ended March 31, 2000, when the Fund's shares traded at an average discount from net asset value of 15%, the Fund's shares had not traded at an average discount from net asset value in excess of 10% (determined in accordance with the provisions of the Fund's Articles of Incorporation). The Board noted that the Fund's average discount to net asset value for the quarter ended December 31, 2000 was only slightly in excess of the 10% threshold, and substantially less than it was for the quarter ended March 31, 2000, and that the shareholders vote against the prior Conversion Proposal with respect to the more significant market discount for the quarter ended March 31, 2000 was nevertheless substantial.

      The Board further noted that, notwithstanding the more recent discounts, the shares have, from the Fund's commencement of operations through January 31, 2001, traded at an average premium (based on an averaging of month-end premiums and discounts) of 3.3%. This premium compares favorably to the average discount during the same period of 6.5% and 4.1%, respectively, of closed-end equity funds (excluding international equity funds) and closed-end fixed income funds (excluding municipal funds). The graph below reflects the changes in premiums and discounts at which the Fund's shares traded from the Fund's commencement of operations through January 31, 2001.

    [THE FOLLOWING WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

Zweig Total Return Fund Premium/ Discount History
-------------------------------------------------

                                                                     Exhibit A-1

                                                         Premium /
                            NAV        Market            (Discount)
                            ---        ------            ----------
8/31/1988
09/30/1988                    9.224        9.918            7.5%
10/31/1988                    9.303       10.042            7.9%
11/30/1988                    9.165        9.298            1.5%
12/31/1988                    9.165         9.05           -1.3%
01/31/1989                    9.284        9.546            2.8%
02/28/1989                    9.145         9.05           -1.0%
03/31/1989                    9.165        8.803           -3.9%
04/30/1989                    9.274         9.05           -2.4%
05/31/1989                    9.403        9.298           -1.1%
06/30/1989                    9.482        9.422           -0.6%
07/31/1989                     9.73        9.546           -1.9%
08/31/1989                    9.621         9.67            0.5%
09/30/1989                    9.581        9.174           -4.2%
10/31/1989                    9.492         9.67            1.9%
11/30/1989                    9.522        9.794            2.9%
12/31/1989                    9.512         9.67            1.7%
01/31/1990                    9.115        9.546            4.7%
02/28/1990                    9.075        9.546            5.2%
03/31/1990                    9.085        9.298            2.3%
04/30/1990                    8.966        9.298            3.7%
05/31/1990                    9.204        9.174           -0.3%
06/30/1990                    9.204        9.174           -0.3%
07/31/1990                    9.194        9.174           -0.2%
08/31/1990                    8.936        8.803           -1.5%
09/30/1990                    8.847        8.431           -4.7%
10/31/1990                    8.847        8.307           -6.1%
11/30/1990                    8.927        8.555           -4.2%
12/31/1990                    8.946        8.555           -4.4%
01/31/1991                    9.145         9.05           -1.0%
02/28/1991                    9.343        9.422            0.8%
03/31/1991                    9.452        9.422           -0.3%
04/30/1991                    9.284         9.67            4.2%
05/31/1991                    9.333         9.67            3.6%
06/30/1991                    9.085        9.794            7.8%
07/31/1991                    9.264         9.67            4.4%
08/31/1991                    9.353       10.042            7.4%
09/30/1991                    9.353       10.166            8.7%
10/31/1991                    9.472        10.29            8.6%
11/30/1991                    9.264        10.29           11.1%
12/31/1991                     9.71       10.538            8.5%
01/31/1992                    9.452       10.662           12.8%
02/29/1992                    9.333       10.042            7.6%
03/31/1992                    9.115        10.29           12.9%
04/30/1992                    9.055       10.414           15.0%
05/31/1992                    9.145        10.29           12.5%
06/30/1992                    9.055        9.794            8.2%
07/31/1992                    9.174       10.538           14.9%
08/31/1992                    9.065       10.166           12.1%
09/30/1992                    9.095       10.166           11.8%
10/31/1992                    8.946        9.918           10.9%
11/30/1992                    8.956       10.042           12.1%
12/31/1992                    8.986        9.918           10.4%
01/31/1993                    9.075        10.29           13.4%
02/28/1993                    9.065        10.29           13.5%
03/31/1993                    9.085       10.414           14.6%
04/30/1993                    8.927       10.166           13.9%
05/31/1993                    8.966        9.918           10.6%
06/30/1993                    9.085       10.414           14.6%
07/31/1993                    9.085       10.414           14.6%
08/31/1993                    9.284       10.538           13.5%
09/30/1993                    9.293       10.538           13.4%
10/31/1993                    9.284       10.662           14.8%
11/30/1993                    9.036       10.662           18.0%
12/31/1993                    9.036       10.662           18.0%
01/31/1994                    9.095       10.538           15.9%
02/28/1994                    8.857        10.29           16.2%
03/31/1994                    8.649        9.298            7.5%
04/30/1994                     8.54        9.174            7.4%
05/31/1994                     8.45        9.298           10.0%
06/30/1994                    8.321        9.174           10.3%
07/31/1994                    8.341        8.927            7.0%
08/31/1994                    8.331        8.679            4.2%
09/30/1994                    8.193        8.431            2.9%
10/31/1994                    8.153        8.307            1.9%
11/30/1994                    8.064        8.183            1.5%
12/31/1994                    8.044        7.935           -1.4%
01/31/1995                    8.044        8.307            3.3%
02/28/1995                    8.133        8.555            5.2%
03/31/1995                    8.143        8.431            3.5%
04/30/1995                    8.163        8.431            3.3%
05/31/1995                    8.381        8.431            0.6%
06/30/1995                    8.411        8.555            1.7%
07/31/1995                    8.401        8.803            4.8%
08/31/1995                    8.411        8.555            1.7%
09/30/1995                    8.431        8.555            1.5%
10/31/1995                    8.381        8.555            2.1%
11/30/1995                     8.47        8.679            2.5%
12/31/1995                     8.56        8.431           -1.5%
01/31/1996                      8.5        8.741            2.8%
02/29/1996                    8.381        8.803            5.0%
03/31/1996                    8.341        8.679            4.1%
04/30/1996                    8.282        8.555            3.3%
05/31/1996                    8.202        8.555            4.3%
06/30/1996                    8.173        8.431            3.2%
07/31/1996                    8.044        8.307            3.3%
08/31/1996                    8.044        8.431            4.8%
09/30/1996                    8.093        8.431            4.2%
10/31/1996                    8.163        8.431            3.3%
11/30/1996                    8.321        8.431            1.3%
12/31/1996                    8.222        7.935           -3.5%
01/31/1997                    8.242        8.183           -0.7%
02/28/1997                    8.193        8.431            2.9%
03/31/1997                    8.024        8.307            3.5%
04/30/1997                    8.083        8.555            5.8%
05/31/1997                    8.222        8.679            5.6%
06/30/1997                    8.302        8.803            6.0%
07/31/1997                    8.639        8.927            3.3%
08/31/1997                    8.411        8.988            6.9%
09/30/1997                    8.619         9.05            5.0%
10/31/1997                     8.45        9.236            9.3%
11/30/1997                     8.47        9.422           11.2%
12/31/1997                     8.54         9.36            9.6%
01/31/1998                      8.5        9.422           10.8%
02/28/1998                    8.609         9.36            8.7%
03/31/1998                    8.718        9.484            8.8%
04/30/1998                    8.679        8.555           -1.4%
05/31/1998                      8.6        8.493           -1.2%
06/30/1998                     8.57         8.75            2.1%
07/31/1998                     8.39        8.875            5.8%
08/31/1998                     8.05         8.25            2.5%
09/30/1998                     8.29        8.688            4.8%
10/31/1998                     8.34         8.69            4.2%
11/30/1998                     8.37         8.94            6.8%
12/31/1998                     8.43         8.88            5.3%
01/31/1999                     8.47         8.69            2.6%
02/28/1999                     8.13         8.25            1.5%
03/31/1999                     8.13         8.25            1.5%
04/30/1999                     8.27         8.31            0.5%
05/31/1999                     8.17         8.56            4.8%
06/30/1999                     8.14          8.5            4.4%
07/31/1999                     8.02          8.5            6.0%
08/31/1999                     7.89         8.44            7.0%
09/30/1999                     7.79         8.13            4.4%
10/31/1999                     7.84         7.31           -6.8%
11/30/1999                     7.79            7          -10.1%
12/31/1999                     7.89          6.5          -17.6%
01/31/2000                     7.65         6.44          -15.8%
02/29/2000                     7.68         6.19          -19.4%
3/31/2000                      7.86         6.94          -11.7%
4/30/2000                      7.68         6.75          -12.1%
5/31/2000                      7.53          6.5          -13.7%
6/30/2000                      7.62         6.63          -13.0%
7/31/2000                       7.6         6.81          -10.4%
8/31/2000                      7.78         6.94          -10.8%
9/30/2000                       7.6         6.88           -9.5%
10/31/2000                     7.55         6.75          -10.6%
11/30/2000                     7.38          6.5          -11.9%
12/31/2000                     7.48         6.57          -12.2%
1/31/2001                      7.54         7.12           -5.6%

Average                                                     3.3%

      At this time the Board does not believe that eliminating the possibility of a discount justifies the risk of reduced size, increases in the Fund's expense ratio and potential adverse effect on its investment performance that conversion would entail. Accordingly, the Board, including all of the independent directors, does not believe that conversion of the Fund to an open-end investment company is in the best interests of the Fund and its shareholders.

      If the Conversion Proposal is not approved by shareholders, the Fund would continue as a closed-end investment company, and the Board will continue to monitor the market discount from net asset value, if any, at which the Fund's shares trade and will consider whether any other action should be taken with respect to such discount. The Board will continue to have the right to consider, as it has in the past, repurchases of the Fund's shares on the open market or tender offers to the Fund's shareholders when the shares are trading at a discount from net asset value. The Fund cannot predict whether any open market repurchases or tender offer purchases of its shares made while the Fund is a closed-end investment company would decrease the discount from net asset value. To the extent that because of open market repurchases or tender offer purchases or otherwise, the average discount from net asset value is decreased below 10% for a fiscal quarter, the Fund would not be required to submit to its shareholders the Conversion Proposal with respect to such quarter.

      If the Fund's shares continue to trade at an average discount of 10% or more from net asset value during a subsequent quarter as determined in accordance with the Fund's Articles of Incorporation, the Board of Directors and the Fund's shareholders will continue to have an opportunity to consider converting the Fund to an open-end fund. Pursuant to the Articles of Incorporation, a subsequent Conversion Proposal, with respect to such quarter, and related charter amendments that can be approved by the affirmative vote of a majority of the outstanding shares of the Fund would be required to be submitted to shareholders. The Articles of Incorporation provide, however, that a Conversion Proposal need not be submitted to shareholders with respect to a quarter if a Conversion Proposal was submitted to shareholders with respect to the immediately preceding quarter.

      Certain of the factors considered by the Board in making its recommendation are discussed in more detail below.

II. Advantages and Disadvantages of Conversion Proposal

      The Fund is currently a closed-end fund. As such, it neither redeems its outstanding shares of stock nor continuously offers new stock for sale; thus, it operates with a relatively fixed capitalization. The Fund's shares of stock are traded on the New York Stock Exchange (the "NYSE"). Open-end funds (also known as "mutual funds") issue redeemable shares entitling stockholders to tender for their proportionate share of a fund's net asset value. Also, open-end funds generally issue new shares at the fund's net asset value.

     Potential Open-End Fund Advantages and/or Closed-End Fund Disadvantages

      (1) Redeemability of Shares; Elimination of Discount. Shareholders of an open-end fund have the right to redeem their shares at any time (except in certain circumstances as authorized by the 1940 Act) at the net asset value of such shares (less any applicable redemption charges), and such redemption payment must be made within 7 days. The ability to obtain net asset value for their shares will constitute an immediate significant benefit to shareholders of the

Fund to the extent that shares are trading at a discount to net asset value.

      (2) Shareholder Services. Open-end funds typically provide more services to stockholders than closed-end funds. One service that is frequently offered by open-end funds is an exchange privilege which enables shareholders to transfer their investment from one fund into another fund which is part of a family of open-end funds, at little or no cost to the shareholders. This permits the exchange of shares at relative net asset value when the holder's investment objectives change. Other services that could be offered include use of the Fund for retirement plans and permitting purchases and sales of shares in convenient amounts. There are, of course, additional costs for these services, some of which might need to be borne by the Fund, which must be weighed against the anticipated benefit of the particular service. There can be no assurance that any such services would be made available if the Conversion Proposal were approved.

      (3) Raising Capital. A closed-end fund trading at a discount may not be able to raise capital through share sales (other than through a rights offering) when it believes further investment would be advantageous, because the 1940 Act restricts the ability of a closed-end fund to sell its shares at a price below net asset value. Open-end funds, on the other hand, are priced at net asset value and therefore can sell additional shares at any time. This ability to raise new money can achieve greater economies of scale and improve investment management although, as noted below, this may not occur at the most opportune times.

      (4) Elimination of Annual Shareholder Meetings. As a closed-end fund listed on the NYSE, the Fund is subject to NYSE rules requiring annual meetings of stockholders. Unlike the Fund, open-end funds are not required to hold annual shareholder meetings, except in special circumstances where shareholder approval is required under the 1940 Act. However, pursuant to the Fund's charter, as discussed under "Measures to be Adopted in the Event the Fund Becomes an Open-End Fund" below, if the Conversion Proposal were approved, the Fund may operate as an open-end fund with a classified board, and, notwithstanding the conversion to open-end status, annual shareholder meetings may, therefore, continue to be held because declassifying the Board requires an affirmative vote of 75% of the outstanding shares of the Fund.

     Potential Open-End Fund Disadvantages and/or Closed End Fund Advantages

      (1) Impact on Portfolio Management. While closed-end funds can be fully invested, open-end funds are subject to periodic inflows and outflows of cash that can complicate portfolio management. In particular, open-end funds may be subject to pressure to sell portfolio securities at disadvantageous times in order to satisfy redemption requests. In addition, open-end funds may be limited in their ability to invest 100% of the fund's assets in portfolio securities because of the need to maintain cash reserves to provide for shareholder redemptions in uncertain amounts. The level of redemptions may be particularly high immediately following conversion to open-end status and therefore, initially, the cash reserves may have to be substantial. It is not expected, however, that the inability of an open-end fund to be fully invested would necessarily hinder the Adviser's ability to manage the Fund in the future because the Fund has, from time to time, maintained substantial cash positions.

      Also, although open-end funds generally maintain that their ability to sell shares at any time (resulting from their being priced at net asset value) produces efficiencies, others have suggested that large net purchases often occur around market highs and net redemptions around market lows, inopportune times to invest or liquidate portfolio positions, respectively. In a falling market situation, for example, redemptions increase and liquidations in the open-end fund portfolio must increase to meet those redemptions. In the event temporary investments and borrowings are exhausted, the result may be that the more liquid blue chip securities will be sold, leaving the open-end fund with the less-liquid securities in the fund's portfolio which are not as well suited to meeting future redemptions or changes in investment strategy. If the Fund were to convert to an open-end fund, the Fund could be impacted accordingly.

      (2) Effect of Redemptions. Substantial redemptions could result in an increase in the Fund's expense ratio. In particular, a reduction in size of the Fund would result in the fixed expenses of the Fund being spread over a smaller asset base, thereby increasing the per-share effect of those expenses. Significant redemptions could also increase the Fund's portfolio turnover rate above its normal levels, thereby increasing Fund expenses. Net redemptions are probable immediately after open-ending the Fund, although the redemption fee mentioned below may reduce the number of redemptions that would otherwise occur. While the Fund's portfolio securities are sufficiently liquid to satisfy anticipated levels of redemption upon conversion without impeding the Adviser's management of the Fund in the long term as an open-end fund, continuous redemptions could potentially restrict the Adviser's ability to choose investments purely in accordance with the Fund's investment strategy. Redemption requests could, for example, require the Fund's liquidation of a portion of its investment portfolio at a time when independent investment judgment might not dictate such action.

      Additionally, redemptions would result in increased brokerage expense and increased recognition of taxable gains and losses. These redemptions could reduce the Fund to a smaller size than is economically viable. If the Fund decreased in size, the expense ratio may increase because the cost of many services may remain the same although the size of the Fund will have decreased. Of course, if the size of the Fund increases, the Fund's expense ratio may be reduced.

      (3) Distribution Costs. If the Fund converts to open-end status, it will need to have an effective distribution system in place in order to avoid erosion in its asset base through redemptions. The distribution and marketing of open-end funds involve additional costs. These costs may be paid either by purchasers (in the case of a front-end sales charge) or by current shareholders (in the case of a plan of distribution adopted under Rule 12b-1 (a "12b-1 Plan"), which would require approval by shareholders). In the event that the Conversion Proposal is approved by shareholders, it is expected that the Board would consider the implementation of a 12b-1 Plan providing for payments by the Fund at an annual rate of .25% of the Fund's average net assets. Redemption fees and contingent deferred sales charges may also be employed.

      (4) Additional Costs of Operating an Open-End Fund. Open-end funds are generally more expensive to operate and administer than closed-end funds. The Fund's per-share expense ratio would substantially increase for the reasons mentioned above under "Effect of Redemptions" and "Distribution Costs" and the fact that transfer agency expenses are generally higher for an open-end fund. In the event the Fund's assets remain unchanged, and assuming a Rule 12b-1 fee of .25% and transfer agent expenses commensurate with those of other Phoenix funds, it is estimated that the Fund's per-share expense ratio would increase from its current level of 1.00% to 1.49% and, assuming the same distribution and transfer agent expenses, in the event of a 30%, 50% or 60% decrease in average net assets, the Fund's per-share expense ratio would increase to 1.51%, 1.53% and 1.54%, respectively.

      (5) Taxes. If the Fund were to experience substantial redemptions of its shares following the conversion to an open-end investment company, it would likely be required to sell portfolio securities and incur increased transaction costs in order to raise cash to meet such redemptions. Any sale of portfolio securities effected to fund redemption obligations would be a taxable transaction.

      (6) Automatic Dividend Reinvestment and Cash Purchase Plan. Open-end fund dividend reinvestment plans typically provide for the reinvestment of income, dividends and capital gains distributions in shares of the fund at net asset value. In contrast, as a closed-end investment company, the Fund's current Plan permits shareholders to elect to reinvest their distributions on a different basis than would be the case if the Fund was an open-end investment company. Currently, if the Directors declare a distribution payable either in shares or in cash, as shareholders may have elected, then participants in the Plan will receive the equivalent of shares determined as follows: when Fund shares are trading at or above net asset value on the record date for the distribution, participants will be issued shares at the higher of their net asset value or 95% of their market value. If Fund shares are trading at a discount from net asset value at such time, or if the Fund should declare a distribution payable only in cash, the agent for the participants will buy shares of the Fund in the open market, on the NYSE or elsewhere, for the participants' account. This permits a reinvesting shareholder to benefit from the agent's purchase of additional shares at a discount. However, if before the agent for the participants completes its purchases, the market price exceeds the net asset value of the shares, the agent is permitted to cease purchasing the shares in the open market and the Fund may issue the remaining shares at a price equal to the higher of net asset value or 95% of the then market price. Thus, reinvesting shareholders are issued shares at the higher of net asset value or 95% of the market price. This is an advantage that is not offered by open-end investment companies where distributions are reinvested at net asset value. Consequently, participants in the Plan would lose the compounding benefit of reinvesting their distributions at a price below net asset value (when Fund shares are trading at a discount) and, thereby, the opportunity to realize a profit (to the extent that Fund shares subsequently trade at a lower discount or at a premium). The positive result of reinvesting at a price below net asset value can be significant, particularly given the compounding effect over time.

      (7) Capital Gains. The treatment of capital gains required under U.S. tax law could be very onerous to non-redeeming shareholders in the event of the Fund's conversion to an open-end fund. To raise cash to satisfy redeeming shareholders, the Fund may be required to sell portfolio securities to satisfy redemption requests. If the Fund's basis in the portfolio securities sold is less than the sale price obtained, net capital gain may be realized. U.S. tax law imposes both an income tax and an excise tax on net capital gain realized by closed-end and open-end funds unless the fund distributes net capital gain to all shareholders, in which case the shareholders would be subject to tax on such gain. In the event of the Fund's conversion to an open-end fund, two negative results may occur: first, because the Fund would sell securities, non-redeeming shareholders would recognize a greater amount of capital gain than would be the case if the Fund held such securities; and, second, to make the capital gains distribution necessary to avoid capital gain recognition by the Fund, the Fund may need to sell additional portfolio securities, thereby reducing further the size of the Fund and, possibly, creating additional capital gain.

      (8) Conversion Costs. The process of converting the Fund to an open-end fund would involve substantial printing, legal, other professional costs and other expenses of establishing a new structure. These costs, many of which would be non-recurring, include costs associated with the preparation of a registration statement and prospectus as required by federal securities laws and the payment of fees in connection with notice filings under state securities laws. The Fund estimates that these costs, which would be paid by the Fund, would be at least $300,000, representing approximately .04% of the Fund's current net asset value.

      (9) Delisting from New York Stock Exchange. The Fund's shares are currently listed on the NYSE. It is believed in some investment circles that a fund listing on a U.S. stock exchange, and in particular the NYSE, is an asset, especially in terms of attracting non-U.S. investors. In addition, certain investors, such as pension funds, have internal restrictions on the amount of their portfolio which can be invested in non-listed securities. Due to their redemption features, open-end funds are not traded on exchanges. Conversion to an open-end fund would require immediate de-listing of the Fund from the NYSE, and thus the advantage of being a closed-end fund would be lost.

      The Fund is currently exempt from state securities regulation because of its NYSE listing. Upon delisting, the Fund would be required to make state registration filings and pay state fees. The Fund will thus save the annual NYSE fee of $78,000, but will as a result of de-listing have to pay the state blue sky fees, which could range from $30,000 to $50,000 annually, depending on the channel of distribution of the Fund's shares.

III. Measures to be Adopted in the Event the Fund Becomes an Open-End Fund

      If Proposal Two is approved by the shareholders, the Board of Directors will convene and consider the method and time period for the conversion of the Fund into an open-end investment company. It is contemplated that among the matters the Board of Directors would proceed to consider would be fixing the rate and period of application of any redemption fee as authorized by the Articles of Amendment and Restatement and referred to in the description of Proposal Two. This redemption fee would be similar to that imposed by other funds which have converted into open-end funds and is a method of reducing the number of immediate redemptions and offsetting the cost of liquidations. The Board would also consider whether to pay for redeemed shares partly or entirely in securities. In addition, the Board would need to consider the details of the system for the classification and distribution of the Fund's shares, including the approval of an appropriate distribution contract for the distribution of the Fund's shares to become effective upon the Fund's conversion to an open-end investment company.

      Certain aspects of the operation of the Fund subsequent to its conversion to open-end form would have to be approved by the Fund' shareholders, and it is expected that a special meeting of shareholders would be scheduled for that purpose as soon as practicable. These matters would include considering making any changes in the Fund's investment management agreement considered appropriate for an open-end fund, and considering the adoption of a Rule 12b-1 Plan consistent with the system selected by the Board of Directors for future distribution of the Fund's shares. Additionally, the Fund's Charter would be proposed to be amended to declassify the Board of Directors. Currently, the Fund's Articles of Incorporation provide that the Board of Directors be divided into three classes of Directors. Each Director serves for three years with one class being elected each year (each such election requiring a meeting of shareholders.) The classified Board which could be viewed as an "anti-takeover" measure, would not be typical of an open-end fund. Unlike the vote required to approve Proposal Two, which is a majority of the outstanding shares of the Fund, the affirmative vote of at least 75% of the outstanding shares of the Fund is required to declassify the Fund's Board. Consequently, if Proposal Two is approved, the Fund would operate as an open-end Fund with a classified Board and annual shareholder meetings would be required to be held, unless the Fund's Charter is subsequently amended to declassify the Board.

      Furthermore, in order to reduce administrative burdens incurred in monitoring numerous small accounts, it is expected that the Fund would adopt requirements that an initial investment in Fund shares be in a minimum amount.

      If Proposal Two is approved by the shareholders, the Fund will file, at the time described below, Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland, which are in the form approved by the Board of Directors at their meeting on February 15, 2001, and change the Fund's subclassification under the 1940 Act from a closed-end investment company to an open end investment company. A copy of the Articles of Amendment and Restatement (marked to reflect changes from the current Articles of Incorporation) is attached hereto as Exhibit B.

      Under Maryland law and the Articles of Amendment and Restatement, the Board of Directors would have the authority to increase the number of shares of any class, to reclassify issued and unissued shares and to authorize the issuance of additional classes of stock, in each case without the consent of shareholders. The Articles of Amendment and Restatement would amend the current Articles of Incorporation to: provide for class voting provisions (shareholders will generally continue to have one vote on each matter submitted for their vote if the Fund converts to open-end form); provide that the Fund's outstanding common stock will be redeemable at the option of the shareholders; give the Board the right to set standards for redemption (including the ability to impose redemption or other charges, and to apply such charges to redemptions of shares existing at the time the Articles of Amendment and Restatement become effective without applying similar charges to other shares of the same class or other classes); permit the Board to redeem the shares of a shareholder under various circumstances

(including if the net asset value of the shares held by any shareholder is less than a minimum amount); and permit the Board to accomplish the automatic conversion of one class of shares into another class of shares in the context of a multiple class structure. Furthermore, under the Articles of Amendment and Restatement, the provision requiring submission to shareholders of the Conversion Proposal in the event the Fund's shares trade at an average discount from their net asset value of 10% or more for any fiscal quarter, would be deleted (since that provision would be superfluous once the Fund becomes open-ended). Another provision relating to open-ending (Article VIII(1)), which would also become superfluous upon approval of the Conversion Proposal, and various other provisions of the Fund's Articles of Incorporation that may be described as "anti-takeover" provisions are not submitted for amendment because the Board has determined that such submission is not necessary at this time and because such amendments would require approval by the affirmative vote of 75% of the outstanding shares of the Fund. The "anti-takeover" provisions, the retention of which would not be particularly desirable for an open-end fund, include provisions with respect to (i) a classified Board of Directors, (ii) limiting the number of directors and their removal, and (iii) mergers, major asset sales and dissolution.

      The Articles of Amendment and Restatement would not be filed until the Fund's registration statement under the Securities Act of 1933, as amended, covering the offering of shares of the Fund and appropriate state securities law qualifications had become effective. Preparation of the registration statement would commence shortly after the adoption of the Conversion Proposal, and the registration statement would be filed as soon as practicable, which should be before the date of the special shareholders meeting. The Articles of Amendment and Restatement would become effective at the time the conversion is implemented.

      For the foregoing reasons, the Board of Directors believes that, notwithstanding the benefit which those shareholders who would wish to redeem their shares over the short term would derive from open-ending the Fund, on balance it would be in the best interests of the Fund and its shareholders for the Fund to remain a closed-end fund at this time.

 The Board of Directors recommends that shareholders vote AGAINST the conversion of the Fund to an open-end investment company and the amendment and restatement of the Articles of Incorporation to effectuate the Conversion Proposal.

                INVESTMENT ADVISER, ADMINISTRATOR AND SUB-ADVISER

      Phoenix/Zweig Advisers LLC (the "Adviser") serves as the Fund's investment adviser. The Adviser's principal business office is located at 900 Third Avenue, New York, New York 10022. All of the Adviser's outstanding equity interests are directly owned by Phoenix Investment Partners, Ltd. ("Phoenix"), a large, diversified financial services organization which is a 100%-owned indirect subsidiary of Phoenix Home Life Mutual Insurance Company.

      Phoenix Equity Planning Corp. (the "Administrator") serves as the Fund's administrator. The Administrator's principal business office is located at 56 Prospect Street, P.O. Box 150480, Hartford, Connecticut 06115-0480. All of the Administrator's outstanding equity interests are owned by Phoenix.

      Zweig Consulting LLC, which serves as the Fund's sub-adviser, performs certain asset allocation research and analysis and provides such advice to the Adviser. The Sub-Adviser's principal business office is located at 900 Third Avenue, New York, New York 10022. Dr. Zweig is the President and principal owner of the Sub-Adviser. The Sub-Adviser's fees are paid by the Adviser.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires, among other persons, the officers and Directors of the Fund and the Adviser to file reports of ownership and changes in ownership of the shares of common stock of the Fund with the Securities and Exchange Commission and the New York Stock Exchange. The Securities and Exchange Commission's regulations also require such reporting persons to furnish the Fund with copies of all Section 16(a) forms they file. Based on its review of these reports and on written representations from the reporting persons that no other reports were required, the Fund believes that, during the year ended December 31, 2000, there was compliance with all Section 16(a) reporting requirements applicable to its reporting persons, except that Charles H. Brunie, a director of the Fund, filed one late report with respect to a purchase of the Fund's shares of common stock.

                             INDEPENDENT ACCOUNTANTS

      At the recommendation of the Audit Committee of the Fund, the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund, has selected the firm of PricewaterhouseCoopers LLP ("PwC") to serve as independent accountants of the Fund for the year ending December 31, 2001. A representative of PwC is expected to be present at the Meeting and will have the opportunity to make a statement if he or she so desires and to respond to questions from shareholders.

      The aggregate fees billed for services rendered by PwC during the year ended December 31, 2000 are described below.

Audit Fees

      The aggregate fees billed by PwC to the Fund in connection with the annual audit of the Fund and the review of the Fund's financial statements for the fiscal year ended December 31, 2000 were $53,000.

Financial Information Systems Design and Implementation Fees

      There were no fees billed for financial information systems design and implementation rendered by PwC to the Fund, the Adviser, or any entity controlling, controlled by, or under common control with the Adviser that provides services to the Fund for the fiscal year ended December 31, 2000.

All Other Fees

      The aggregate fees billed for all other non-audit services, including fees for tax-related services, rendered by PwC to the Fund, the Adviser, and any entity controlling, controlled by, or under common control with the Adviser that provides services to the Fund for the fiscal year ended December 31, 2000 were $6,800. The Audit Committee has determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

                             ADDITIONAL INFORMATION

Other Matters

      The Board of Directors knows of no matters to be presented at the Meeting other than those specified in the accompanying Notice of Annual Meeting. However, if any other matter is properly presented before the Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

Expenses

      The Fund will bear the expense of the Meeting, including preparation, printing and mailing of the enclosed form of proxy and accompanying Notice of Annual Meeting and this Proxy Statement. The Fund, upon request, will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the Fund's common stock. In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone or personal interviews by officers or employees of the Fund and/or Adviser.

Vote Required

      The election of Directors (Proposal 1) requires a plurality of the votes cast at the Meeting. The adoption of the proposal to convert the Fund to an open-end investment company (Proposal 2) requires the affirmative vote of a majority of the outstanding shares of the Fund entitled to vote on the proposal. The following principles of Maryland law apply to the voting of shares of common stock at the Meeting. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares will constitute a quorum. Shares represented by proxy or in person at the Meeting, including shares represented by proxies that reflect abstentions and broker non-votes (hereinafter defined), will be counted as present in the determination of a quorum. With respect to Proposal 1, an abstention does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter, and "broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions. With respect to Proposal 2, the adoption of which requires the affirmative vote of a majority of the Fund's outstanding shares, an abstention or broker non-vote will have the effect of a vote "against" the matter. It is anticipated that votes will be tabulated by State Street Bank & Trust Company, the Fund's transfer agent.

Proposals for 2002 Meeting

      Any proposals of shareholders that are intended to be presented at the Fund's 2002 Annual Meeting of Shareholders must be received at the Fund's principal executive offices no later than October 30, 2001, and must comply with all other legal requirements in order to be included in such Fund's proxy statement and form of proxy for that meeting.

New York, New York                         By Order of the Board of Directors of
March 1, 2001                                The Zweig Total Return Fund, Inc.
                                                      MARTIN E. ZWEIG,
                                                   Chairman of the Board

                                    EXHIBIT A

                        THE ZWEIG TOTAL RETURN FUND, INC.
                             AUDIT COMMITTEE CHARTER

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the quality and objectivity of the financial statements of The Zweig Total Return Fund, Inc. (the "Fund") and (2) the independence and performance of the Fund's external auditor.

      The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. None of the members of the Audit Committee shall be an "interested person" of the Fund, as defined in
Section 2(a)(19) of the Investment Company Act of 1940, as amended. The members of the Audit Committee shall be appointed by the Board.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Fund or the Fund's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Audit Committee's polices and procedures shall remain flexible to facilitate the Audit Committee's ability to react to changing conditions and to generally discharge its functions. The following listed committee responsibilities describe areas of attention in broad terms.

      The Audit Committee shall:

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      2. Review the annual audited financial statements with management, including major issues regarding the accounting and auditing principles and practices.

      3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Fund's financial statements.

      4. Review major changes to the Fund's auditing and accounting principles and practices as suggested by the independent auditor or management.

      5. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

      6.    Approve the fees to be paid to the independent auditor.

      7. Receive periodic written reports (on not less than an annual basis) from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take action to satisfy itself of the independence of the auditor.

      8. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

      9. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

      10. Discuss with the independent auditor the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

      11. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Fund's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

      12. Prepare or cause to be prepared the report required by the rules of the Securities and Exchange Commission to be included in the Fund's annual proxy statement.

      13. Review with the Fund's counsel legal matters that may have a material impact on the financial statements, the Fund's compliance policies and any material reports or inquiries received from regulators or government agencies.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Fund's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and/or the Fund's Code of Ethics.

                                    EXHIBIT B

      [Marked to reflect changes from the Fund's Articles of Incorporation]

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                        THE ZWEIG TOTAL RETURN FUND, INC.


      The Zweig Total Return Fund, Inc., a Maryland corporation, having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Charter of the Corporation is amended and as so amended is restated in its entirety by striking out Articles I through X and inserting in lieu thereof the following:


                                   "ARTICLE I

      The undersigned, Stuart B. Panish, whose post office address is 575 Madison Avenue, New York, New York 10022, being at least eighteen (18) years of age does hereby act as an incorporator and form a corporation under and by virtue of the Maryland General Corporation Law.

                                   ARTICLE II

                                      NAME

      The name of the corporation (herein referred to as the "Corporation") is The Zweig Total Return Fund, Inc.

                                   ARTICLE III

                               PURPOSES AND POWERS

      The Corporation is formed for the following purposes:

      (1) To conduct, operate and carry on the business of an investment company.

      (2) To hold, invest and reinvest its assets in securities, commodities and other investments or to hold part of all of its assets in cash.

      (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

      (4) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

      The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT


      The post office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, 11E Chase Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Prentice Hall Corporation System, Maryland, a Maryland corporation. The post office address of the resident agent is 11E Chase Street, Baltimore, Maryland 21202.


                                    ARTICLE V

                                  CAPITAL STOCK

      (1) The total number of shares of capital stock that the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares of the par value of one-tenth of one cent ($.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000), all of which Five Hundred Million (500,000,000) shares are designated Common Stock.

      (2) The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. The holder of a fractional share shall not, however, have the right to receive a certificate evidencing it.


      (3) All persons who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation.

      (4) No holder of stock of the Corporation by virtue of being such a holder shall have any right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell (whether out of the number of shares authorized by the Charter or out of any shares of the Corporation's capital stock that the Corporation may acquire) other than a right that the Board of Directors in its discretion may determine to grant.


      (5) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

      (6) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in the Charter.


      (7) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share standing in such holder's name upon the books of the Corporation regardless of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (i) when the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, requires that a class vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class or classes:
(ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one or more classes, then, subject to (iii) below, the shares of all other classes shall vote as one single class; and (iii) as to any matter, which, in the judgment of the Board of Directors (which shall be conclusive and binding for all purposes), does not affect the interests of a particular class, such class shall not be entitled to any vote and only the holders of shares of the affected class or classes shall be entitled to vote.

      (8) To the extent permitted by law, each holder of shares of the Corporation's stock shall be entitled to require the Corporation to redeem all or any part of the shares of stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of the shares as in effect from time to time as may be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the provisions of Article VI(5)(v), less the amount of any applicable redemption charge, deferred sales charge or other amount imposed by the Board of Directors (to the extent consistent with applicable law), subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in accordance with provisions of applicable law. The Board of Directors may impose a redemption charge, deferred sales charge or other amount on the redemption of such shares of Common Stock issued and outstanding immediately prior to these Articles of Amendment and Restatement becoming effective even though the Board may choose not to impose a similar redemption charge, deferred sales charge or other amount on the redemption of other shares of the same class or other classes of Common Stock that are issued after the effective date of these Articles of Amendment and Restatement. The proceeds of the redemption of a share (including a fractional share) of any class of stock of the Corporation shall be reduced by the amount of any redemption charge, deferred sales charge or other amount payable on such redemption pursuant to the terms of issuance of such shares or otherwise imposed by the Board of Directors. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time, at the Corporation's option, to redeem, in whole or in part, the shares owned by any holder of stock of the Corporation (i) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock for the stockholder is below an amount determined from time to time by the Board of Directors of the Corporation (the "Minimum Account Balance") and (a) the stockholder has been given notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to at least the Minimum Account Balance before the redemption is effected by the Corporation or (b) the redemption is with respect to fees to be paid by the stockholder to the Corporation for failing to maintain the Minimum Account Balance or (ii) the Board of Directors has otherwise determined that it is in the best interests of the Corporation to redeem the shares. Notwithstanding any other provision of this Article V(8), if certificates representing the redeemed shares have been issued, the redemption price need not be paid by the Corporation until such certificates are presented in proper form for transfer to the Corporation or the agent of the Corporation appointed for such purpose; however, the redemption shall be effective in accordance with the action of the Board of Directors, regardless of whether or not such presentation has been made. Payment of the redemption price shall be made in cash by the Corporation at the time and in the manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist that make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets allocable to the class of the shares for which redemption is being sought, the value of which shall be determined as provided by the Board of Directors in accordance with the provisions of Article VI(5)(v).

      (9) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.


                                   ARTICLE VI

                               BOARD OF DIRECTORS


      (1) The current number of Directors of the Corporation is six. This number may be changed pursuant to the By-Laws of the Corporation, but shall at no time be less than the minimum number required under the Maryland General Corporation Law nor more than twelve (12). The names of the current directors who shall act until their successors are duly chosen and qualify are:

      Charles H. Brunie

      Elliot S. Jaffe

      Wendy Luscombe

      Alden C. Olson

      James B. Rogers, Jr.

      Martin E. Zweig


      (2) Beginning with the first annual meeting of shareholders of the Corporation held after the initial public offering of the shares of the Corporation's capital stock (the "first annual meeting"), the Board of Directors of the Corporation shall be divided into three classes: Class I, Class II, and Class III. The term of one class of directors elected at the first annual meeting shall expire each year. At the first annual meeting, directors of Class I shall be elected to the Board of Directors for a term expiring at the next succeeding annual meeting of shareholders, directors of Class II shall be elected to the Board of

Directors for a term expiring at the second succeeding annual meeting of shareholders and directors of Class III shall be elected to the Board of Directors for a term expiring at the third succeeding annual meeting of shareholders. At each subsequent annual meeting of shareholders, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of shareholders, or thereafter in each case when their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by resolution of the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

      (3) Any vacancy occurring in the Board of Directors may be filled by a majority of the directors in office. A new directorship resulting from an increase in the number of directors shall be filled by a majority of the entire Board of Directors.

      (4) A director of the Corporation may be removed from office only by vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors.

      (5) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

            (i) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the shareholders, and except as otherwise required by the Investment Company Act of 1940, as amended.

            (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the shareholders. No shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the shareholders. (iii) Without the assent or vote of the shareholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

            (iv) Without the assent or vote of the shareholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

            (v) To establish the basis or method for determining the value of the assets and the amount of the liabilities of the Corporation and the net asset value of each share of the Corporation's capital stock.

            (vi) To determine what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the

      Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

            (vii) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the By-Laws of the Corporation.

      (6) Any determination made in good faith, and in accordance with these Articles of Incorporation, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the proprietary thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation of the Corporation shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts.

                                   ARTICLE VII

                          LIABILITY AND INDEMNIFICATION

      (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its shareholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the

Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

      (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

      (3) No provision of these Articles of Incorporation shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      (4) References to the Maryland General Corporation Law in this Article VII are to the law as from time to time amended. No amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this
Article VII based on any event, omission or proceeding prior to such amendment.

                                  ARTICLE VIII

                               CHANGE OF STRUCTURE

      (1) Notwithstanding any other provision of these Articles of Incorporation, but subject to the exceptions provided in Section (2) of this
Article VIII, the conversion of the Corporation from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940, as amended, shall require the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation; provided, however, that if such action previously has been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the By-Laws, in such case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.


      (2)

[subsection deleted],




                                   ARTICLE IX

                                SHAREHOLDER VOTE

      (1) The affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to approve, adopt or authorize any of the following:

            (i) A merger or consolidation or statutory share exchange of the Corporation with or into another corporation;

            (ii) A sale of all or substantially all of the assets of the Corporation (other than in the regular course of the Corporation's investment activities); or

            (iii) A liquidation or dissolution of the Corporation;

unless such action previously has been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the By-Laws, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

                                    ARTICLE X

                                   AMENDMENTS

      (1) The Corporation reserves the right from time to time to make any amendment to its Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding stock.

      (2) In addition to the voting requirements imposed by law or by any other provision of these Articles of Incorporation, the provisions set forth in this
Article X, the provisions of Sections (2) and (4) of Article VI, the provisions of Article IX, the provisions of these Articles of Incorporation setting the maximum number of directors at twelve (12), and the provisions of Section (1) of
Article VIII may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article X, the provisions of Sections (2) and
(4) of Article VI, the provisions of Article IX, the provision setting the maximum number of directors, or the provisions of Section (1) of Article VIII be adopted, unless such section is approved by the affirmative vote of at least seventy-five (75%) of the outstanding shares of capital stock of the Corporation entitled to vote thereon."


      SECOND: The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter currently in effect as herein amended. The current address of the principal office of the Corporation, and the name and address of the Corporation's current resident agent are as set forth in Article IV. The number of directors is currently set at six and their names are as set forth in Article VI(1).

      THIRD: The amendment and restatement of the Charter of the Corporation as hereinabove set forth has been duly approved by the stockholders pursuant to
Section 2-112 of the Maryland General Corporation Law.

      FOURTH: These Articles of Amendment and Restatement shall become effective on _____________, 2001 at ___ {a.m./p.m.} Eastern Time.

      IN WITNESS WHEREOF, The Zweig Total Return Fund, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President, Martin E. Zweig, and witnessed by its Secretary, Nancy J. Engberg, as of __________, 2001. The President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of this amendment and restatement of the Corporation's Charter are true in all material respects and that this statement is made under penalties of perjury.


                                    By:____________________________
                                             Martin E. Zweig

                                              President
Witness:



-----------------------------
Secretary

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                        THE ZWEIG TOTAL RETURN FUND, INC.
                         Annual Meeting of Shareholders
                                   May 8, 2001
                 Proxy Solicited on Behalf of Board of Directors

            The undersigned shareholder of The Zweig Total Return Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints MARTIN E. ZWEIG and JEFFREY LAZAR, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Shareholders of the Fund to be held at The St. Regis Hotel, located at 2 East 55th Street, New York, New York, on May 8, 2001, at 1:30 P.M., and at any and all adjournments thereof, and to vote at the Annual Meeting all shares of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present in accordance with the instructions on the reverse side of this proxy.

            WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE WITH RESPECT TO A PARTICULAR MATTER OR MATTERS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS (PROPOSAL 1), AGAINST THE ADOPTION OF THE PROPOSAL TO CONVERT THE FUND TO AN OPEN-END INVESTMENT COMPANY (PROPOSAL
      2), AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

          (Continued, and to be signed and dated on the reverse side.)

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            Please mark boxes |_| or |X| in blue or black ink.

      1. GRANTING |_| WITHHOLDING |_| authority to vote for the election as directors of all nominees listed below: Alden C. Olson, Martin E. Zweig, and Wendy Luscombe.

      (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

      2. With respect to the proposal (Proposal 2) pursuant to the Fund's Articles of Incorporation to convert the Fund to an open-end investment company and to adopt an amendment and restatement of the Articles of Incorporation to effectuate the proposal.
            FOR |_| AGAINST |_| ABSTAIN |_|

      3. In their discretion, on such other matters as may properly come before the meeting and any adjournments thereof.

      Your Board of Directors recommends that you vote in favor of Proposal 1, and against Proposal 2.

                        Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

                        Dated: ___________________________________________, 2001

                        __________________________________________________
                                           Signature

                        __________________________________________________
                                           Signature

      Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

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